UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2016

HECLA MINING COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8491	77-0664171
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

6500 North Mineral Drive, Suite 200

Coeur d'Alene, Idaho 83815-9408

(Address of Principal Executive Offices) (Zip Code)

(208) 769-4100

(Registrant's Telephone Number, Including Area Code)

N/A
(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 23, 2016, Hecla Mining Company (the “Company”) issued a news release announcing the Company’s fourth quarter 2015 and twelve months ended December 31, 2015 financial results. The news release is attached hereto as Exhibit 99.1 to this Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any of the Company’s filings or other documents filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors has appointed Stephen F. Ralbovsky as a Class II director (standing for election in 2018), effective as of March 1, 2016, filling a vacancy created by the death of John H. Bowles in December 2015. Mr. Ralbovsky was also appointed to serve on the Audit Committee and the Corporate Governance and Directors’ Nominating Committee. Mr. Ralbovsky will be eligible to receive standard director and committee fees, and to receive grants under the Hecla Mining Company Stock Plan for Nonemployee Directors and the 2010 Stock Incentive Plan, all as described under the caption “Compensation of Non-Management Directors” in the Company’s proxy statement for its 2015 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on April 8, 2015.

There are no arrangements or understandings between Mr. Ralbovsky and any other person pursuant to which he was appointed to the board, and there are no relationships between Mr. Ralbovsky and the Company that would require disclosure under Item 404(a) of Regulation S-K of the Exchange Act.

The Board of Directors also determined to increase the size of the Board of Directors, and appointed George R. Johnson as a Class I director (standing for election in 2017), effective as of March 1, 2016, to fill the resulting vacancy. Mr. Johnson was also appointed to serve on the Audit Committee and Health, Safety, Environmental and Technical Committee. Mr. Johnson will be eligible to receive standard director and committee fees, and to receive grants under the Hecla Mining Company Stock Plan for Nonemployee Directors and the 2010 Stock Incentive Plan, all as described under the caption “Compensation of Non-Management Directors” in the Company’s proxy statement for its 2015 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on April 8, 2015.

There are no arrangements or understandings between Mr. Johnson and any other person pursuant to which he was appointed to the board, and there are no relationships between Mr. Johnson and the Company that would require disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

A copy of the news release issued by the Company on February 23, 2016, announcing the appointment of Mr. Ralbovsky and Mr. Johnson as directors, is filed as Exhibit 99.1 to this Current Report on Form 8-K and the paragraphs of that news release under the caption “Board Update” is incorporated herein by reference.

Item 8.01 Other Events

Dividends

As disclosed in Exhibit 99.1, the Company also announced it would pay a dividend on its shares of common stock in the amount of $0.0025, to shareholders of record as of March 18, 2016, payable on or about March 30, 2016. In addition to the common stock dividend, the Company also announced it declared a dividend of $0.875 on its Series B Cumulative Convertible Preferred Stock to shareholders of record as of March 15, 2016, payable on or about April 1, 2016.

Executive Officer Compensation

The Company has also announced that effective as of January 1, 2016, the base salaries of senior management and all annual cash retainers to the Company’s board members were reduced by 10%, and the Chief Executive Officer’s base salary was reduced by 20%.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	News Release, dated February 23, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:      February 23, 2016

Hecla Mining Company

By:	/s/ David C. Sienko
David C. Sienko
Vice President & General Counsel

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